Exhibit 5.2

CONYERS DILL & PEARMAN LIMITED Richmond House, 12 Par-la-Ville Road Hamilton HM 08, Bermuda Mail: PO Box HM 666, Hamilton HM CX, Bermuda T +1 441 295 1422 conyers.com

13 November 2026
Matter No.: 1022026
+1 441 295 5950
Celine.collis@conyers.com
Weatherford International Ltd.
Richmond House
12 Par-la-Ville Road
Hamilton HM08
Bermuda
Dear Sirs
Re: Weatherford International Ltd. (the “Company”)
We have acted as special Bermuda legal counsel to the Company in connection with a post-effective amendment no. 1 (the “Amendment No. 1”) filed with the U.S. Securities and Exchange Commission (the "Commission") on 13 November 2026 in relation to the registration statement originally filed with the Commission on form 3ASR, (File Nos. 333-288045, 333-288045-01 and 333-288045-02) on 13 June 2025 (the "Amended Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the shelf registration under the U.S. Securities Act of 1933, as amended, (the "Securities Act") of debt securities, ("Debt Securities"), and guarantees of debt securities (“Guarantees”) to be issued pursuant to an Indenture (as defined below) (collectively, the "Securities") as required in connection with the change of legal domicile of Weatherford International plc, a public limited company organized under the laws of Ireland (“Weatherford-Ireland”) from Ireland to Delaware and for the purpose of establishing Weatherford International Corp, a Delaware corporation (“Weatherford-US”) as the successor issuer to Weatherford-Ireland, as Weatherford-US has become the successor registrant of Weatherford-Ireland’s ordinary shares pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended.
1.DOCUMENTS REVIEWED
For the purposes of giving this opinion, we have examined a copy of the Amended Registration Statement. We have also reviewed:

1.1.copies of the memorandum of association and the bye-laws of the Company (together, the “Constitutional Documents”), each certified by the Secretary of the Company on 12 November 2026;
1.2.copies of unanimous written resolutions of its directors dated 11 November 2026 (the "Resolutions"), certified by the Secretary of the Company on 12 November 2026;
1.3.a copy of the form of base indenture filed as Exhibit 4.8 to the Amended Registration Statement and made between Weatherford-US, the Company, Weatherford US Holdings, LLC, and a trustee to be named therein (the “Indenture”); and
1.4.such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.
2.ASSUMPTIONS
We have assumed:
2.1.the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the accuracy, authenticity and completeness of the originals from which such copies were taken;
2.2.that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;
2.3.the accuracy and completeness of all factual representations made in the Amended Registration Statement and other documents reviewed by us;
2.4.that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been, and will not be, rescinded or amended;
2.5.that the Company will issue the Securities in furtherance of its objects as set out in its memorandum of association;
2.6.that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein;
2.7.that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein;
2.8.that the form and terms of any and all Securities or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto, the issuance and sale thereof by the Company, and the Company’s incurrence
conyers.com | 2

and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the Constitutional Documents nor any applicable law, regulation, order or decree in Bermuda;
2.9.that all necessary corporate action will be taken to authorise and approve any issuance of Securities, the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement and, if Debt Securities are to be issued or if the Company is to provide a Guarantee thereof, the applicable indenture and any applicable supplements thereto, will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;
2.10.that the applicable purchase, underwriting or similar agreement, any Debt Security, any indenture and any supplement thereto and any other agreement or other document relating to any Security will be valid and binding in accordance with its terms pursuant to its governing law;
2.11.that any Guarantees shall be in the same form as set out in the Indenture, that each party to the Indenture (other than the Company) has the requisite capacity, power and authority to enter into and perform its respective obligations under the Indenture and each party to the Indenture will duly execute and deliver the Indenture, and that the Indenture will be valid and binding under New York Law; and
2.12.that the issuance and sale of and payment for the Securities will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the Board of Directors, the Amended Registration Statement (including the prospectus set forth therein and any applicable supplement thereto) and, if Debt Securities are to be issued, the applicable indenture and any applicable supplements thereto.
3.QUALIFICATIONS
3.1.The obligations of the Company in connection with any Security and any indenture or other agreement or document relating thereto:
(a)will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, moratorium, bribery, corruption, money laundering, terrorist financing, proliferation financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions;
(b)will be subject to statutory limitation of the time within which proceedings may be brought;
conyers.com | 3

(c)will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available;
(d)may not be given effect to by a Bermuda court if and to the extent they constitute the payment of an amount which is in the nature of a penalty; and
(e)may not be given effect by a Bermuda court to the extent that they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.
3.2.We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Amended Registration Statement and the issuance of the Securities by the Company as described in the Amended Registration Statement and is not to be relied upon in respect of any other matter.
4.OPINIONS
On the basis of and subject to the foregoing we are of the opinion that:
4.1.The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority under the Companies Act 1981, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).
4.2.Upon the due issuance of the Debt Securities and payment of the consideration therefor, such Debt Securities will be validly issued.
4.3.When a Guarantee is endorsed, authenticated and delivered by the trustee of the relevant series of debt securities upon the issuance of such debt securities, such Guarantee will constitute the valid and binding obligations of the Company enforceable in accordance with the terms thereof.
4.4.The Company has the necessary corporate power and authority to enter into and perform its obligations under the Amended Registration Statement. The execution and delivery of the Amendment No. 1 by the Company and the performance by the Company of its obligations thereunder will not violate the memorandum of association or bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda.
conyers.com | 4

4.5.The Company has taken all corporate action required to authorise its execution, delivery and performance of the Amendment No. 1. The Amendment No. 1 has been duly executed and delivered by or on behalf of the Company, and constitutes the valid and binding obligations of the Company in accordance with the terms thereof.
We hereby consent to the filing of this opinion as an exhibit to the Amended Registration Statement and to the references to our firm under the caption “Legal Matters” in the prospectus forming a part of the Amended Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited

Conyers Dill & Pearman Limited
conyers.com | 5